MEMORANDUM OF AGREEMENT

CONDUCT OF FEASIBILITY STUDY OF USING BIOMASS FOR POWER GENERATION IN NPC-SPUG POTENTIAL AREAS

This Memorandum of Agreement is made and entered into this _______ day of December 2009, by and between:

CLENERGEN CORPORATION, a publicly held US company with office address at 6165 NW 123rd Lane, Coral Springs, Florida 33706, USA, herein represented by its Chief Executive Officer, **MR. MARK LM QUINN** and herein referred to as **"CLENERGEN".**

and

NATIONAL POWER CORPORATION, a Philippine government owned and controlled corporation organized and existing under and by virtue of the laws of the Philippines, which principal office address at Quezon Avenue corner BIR Road, Diliman, Quezon City, 1100 Philippines represented in this by its President, **MR. FROILAN A. TAMPINCO** and hereinafter referred to as "**NPC**";

Hereinafter referred to individually as a "Party" and collectively as the"Parties".

WITNESSETH:

WHEREAS, CLENERGEN has the resources and experience in the field of biomass-to-electricity generation;

WHEREAS, NPC is a Philippine government owned and controlled corporation with primary control over the Small Power Utilities Group ("NPC-SPUG");

WHEREAS, NPC-SPUG is mandated by law to undertake the electrification of areas not connected to the main transmission grid, also referred to as Missionary Areas. NPC-SPUG is committed to bring power as a catalyst for development to the farthest, smallest and remotest areas and islands in furtherance of its mandate. The program involves generation capacity addition;

WHEREAS, NPC-SPUG is responsible for the capacity addition which includes the sourcing, installation and operation of the generating equipment;

WHEREAS, the Parties are exploring the feasibility of the implementation of missionary sustainable power generation at competitive rate for remote grid, using biomass as feedstock to generate electricity. The unit sizes targeted are 0.5 to 1-2-4-8 MW installed capacity for 24-hour operation, whatever is deemed feasible;

WHEREAS, the Parties shall make their best effort to pursue the project in accordance with the results of the joint feasibility studies. For this purpose, subject to feasibility, the Parties may establish a Joint Venture (JV) between NPC and Clenergen and partner(s) of Clenergen for the initial project through a separate agreement, subject to Executive Order No. 423 *(Guidelines and Procedures for Entering into Joint Venture Agreement between Government and Private Entities)* and other applicable laws, rules and regulations. The JV will be the owner of the project and in charge of its development;

WHEREAS, NPC-SPUG may replicate the Clenergen scheme in several other sites with the appropriate power size, provided the Department of Energy (DOE) will allow NPC to enter into power supply agreement or joint venture agreement with Clenergen as new power provider (NPP), after the initial project has demonstrated its expected added value in terms of:

- Capability to provide alternative and reliable electrical energy;
- Capacity to provide competitive electrical energy to the local grid;
- Capacity to address climate change issue by:
  - Reduction of the CO2 emission as well as other pollutants
  - Reduction of the methane emission form wasted biomass
- Additional revenue to local communities generated by the valorization of the wasted biomass; and
- Other value contributions meaningful to sustainable development of the country.

NOW, THEREFORE, in consideration of the foregoing premises, the Parties have agreed to engage in discussion with the objective of arriving at mutually acceptable and legally permissible undertaking, along with the following basic guidelines:

1. **NPC MISSION OF ELECTRIFICATION UNDER REPUBLIC ACT (RA) NO. 9513**

   a. Pursuant to Section 12 of RA 9513, the NPC-SPUG shall, within one year from the effectiveness of RA 9513, be required to source a minimum percentage of its total annual generation from available Renewable Energy ("RE") resources; and

   b. Subject to the rules, policies and guidelines to be issued by the National Renewable Energy Board ("NREB"), the Parties shall

endeavor to explore potential biomass power generation project for missionary electrification under RA 9513.

2. PROJECT AREAS

NPC has initially identified Kabugao, Kalinga; Lubuagan, Apayao; Concepcion, Romblon; Corcuera, Romblon and Banton, Romblon, as having good potentials for the development of competitive small biomass power plant. After a site assessment, Clenergen and NPC will select one to two locations as target site for the project(s). The Parties may also identify and include other potential areas, subject to the service contract for the development of other areas to be issued by the DOE.

3. ROLE OF PARTIES

To facilitate the execution of this MOA, both sides have defined their respective roles, as follows:

a. NPC

i. Provide the necessary information to Clenergen for the preparation of the feasibility study which include, but not limited to, the list of recommended potential areas and the installed power plants, as well as their dependable capacities, system demand, operational status and other relevant data;

ii. Coordinate with DOE and other relevant agencies the validation of sites feasible for biomass energy to ensure that no duplication of activities is being done as far as biomass energy development is concerned;

iii. Provide assistance in the drafting and finalization of the feasibility study; and

iv. Provide assistance in the development of specifications of biomass gasification, as necessary.

b. Clenergen

i. Develop a set of criteria for the identification and prioritization of project sites;

ii. Provide the necessary financial resources to cover the entire cost of preparing the feasibility study;

iii. Conduct site visits and provide preliminary assessment on the feasibility of putting up biomass energy project in the areas to be identified by both Clenergen and NPC technical team;

iv. Provide biomass information covering agronomy, technology, logistics and research for project guidance;

v. Prepare the feasibility study of the initial project consisting of technical, financial and economic viability, as well as budgetary requirements; and

vi. Provide assistance in the development of specifications of biomass gasification, as necessary.

4. EFFECTIVITY

This MOA shall take effect upon signing hereof and shall continue to be in effect for one (1) year, unless terminated by either Party upon ten (10) days written notice to the other.

5. SCOPE

The Parties acknowledge that this MOA is limited only to the conduct of a feasibility study of using biomass for power generation in the potential areas. Further, this MOA is not intended to and does not represent a binding offer or commitment between them (except in respect of the confidentiality obligation under Section 7 hereof), unless a separate agreement is entered into by the Parties for the implementation of the initial project, subject to applicable laws, rules and regulations.

6. GOVERNING LAW

This MOA shall be governed and construed in accordance with the laws of the Republic of the Philippines.

7. CONFIDENTIALITY:

A Party receiving confidential information in connection with this MOA agrees (i) not to disclose or use the confidential information for any other purpose except as necessary for the purposes of and consistent with the terms of this MOA (ii) to limit access to confidential information only on a need to know/use basis; and (iii) not to sell, transfer, publish, disclose or otherwise make available the whole or any part of the confidential information to any third party or persons not permitted by the terms of and pursuant to the

terms contained in this MOA without the securing the other Party's prior written consent. This confidentiality obligation shall be in effect for a period of three (3) years from the date of disclosure of such confidential information.

Each Party agrees that it shall protect the confidential information by using the same degree of care as it uses to protect its own confidential information of alike nature from unauthorized disclosures, but no less than a reasonable degree of care. Unless otherwise agreed herein, the confidential information shall remain the property of the disclosing Party.

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement this 20TH day of December 2009 at Quezon City, Philippines.

CLENERGEN CORPORATION	**NATIONAL POWER CORPORATION**
By:	By:
MARK LM QUINN Chief Executive Officer	**FROILAN A. TAMPINCO** President

Witnessed by

ACKNOWLEDGMENT

Republic of the Philippines)
City of Quezon) S.S.

BEFORE ME, a Notary Public in and for City of Quezon, Philippines, this _____________ 2009, personally appeared:

Name	Identification Document Presented	Date and Place of Issue
Froilan A. Tampinco		

known to me and to me known to be the same person who executed the foregoing Memorandum of Agreement and acknowledged to me that the same is his free and voluntary act and deed as well as that of the Corporation he represents.

This Memorandum of Agreement consists of seven (7) pages including this page on which the Acknowledgment is written, signed by the parties and their instrumental witnesses on the signature page, and sealed with my notarial seal.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and at the place first above written.

____
NOTARY PUBLIC
Until December 31, 200__
PTR NO. ________________

Doc. No. ________;
Page No. ________;
Book No. ________;
Series of 2009.

ACKNOWLEDGMENT

Republic of the Philippines)
City of Quezon) S.S.

BEFORE ME, a Notary Public in and for City of Quezon, Philippines, this ____________ 2009, personally appeared:

Name	Identification Document Presented	Date and Place of Issue
Mark LM Quinn		

known to me and to me known to be the same person who executed the foregoing Memorandum of Agreement and acknowledged to me that the same is his free and voluntary act and deed as well as that of the Corporation he represents.

This Memorandum of Agreement consists of seven (7) pages including this page on which the Acknowledgment is written, signed by the parties and their instrumental witnesses on the signature page, and sealed with my notarial seal.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and at the place first above written.

____
NOTARY PUBLIC
Until December 31, 200__
PTR NO. ______________

Doc. No. ________;
Page No. ________;
Book No. ________;
Series of 2009.